SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

DRYCLEAN USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida 33138

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 754-4551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective July 1, 2009, Berkovits & Company, LLP (“Berkovits”), which served as the Company’s independent registered public accounting firm with respect to the Company’s financial statements as at and for the years ended June 30, 2008 and 2007, merged with and into Mallah, Furman & Company, P.A. (“Mallah Furman”). As a result, Mallah Furman, as successor by merger to Berkovits, has become the Company’s independent registered public accounting firm.

On August 29, 2009, the Audit Committee of the Board of Directors of the Company approved the retention of Mallah Furman as the Company’s independent registered public accounting firm. As a result, the reports previously issued by Berkovits with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by, Mallah Furman.

Berkovits’ reports on the Company’s financial statements as at and for the years ended June 30, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2007 and 2008 and the subsequent period through the date hereof, (i) there have been no disagreements with Berkovits or Mallah Furman, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure,which, if not resolved to the satisfaction of Berkovits or Mallah Furman, would have caused Berkovits to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company and (iii) neither Berkovits nor Mallah Furman has advised the Company of the existence of any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K. The Company has authorized Berkovits (and its partners) to respond fully to the inquiries of Mallah Furman. The Company provided Mallah Furman, as successor by merger to Berkovits, and the partner of Berkovits in charge of the audit of the Company who is now a member of Mallah Furman, with a copy of this Report and requested Mallah Furman, as successor by merger to Berkovits, to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Mallah Furman, as successor by merger to Berkovits, agrees with the statements made by the Company in this Report. The letter provided by Mallah Furman, as successor by merger to Berkovits, is attached hereto as Exhibit 16.

Neither the Company nor anyone on behalf of the Company consulted Mallah Furman regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Mallah Furman was provided with respect to any accounting, auditing, or financial reporting issue or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K. The Company has also provided Mallah Furman with a copy of this Report, requested by Mallah Furman to review the disclosures contained in this Report and provided Mallah Furman with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Mallah Furman does not agree with the disclosures made in this Report.  Mallah Furman has advised the Company that it does not intend to furnish any such letter.

Item 9.01		Financial Statements and Exhibits.
	(d)	Exhibits:
		16	Letter dated September 1, 2009 from Mallah Furman, as successor by merger to Berkovits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRYCLEAN USA, Inc.

Date:	September 1, 2009	By:	/s/ Michael S. Steiner
Michael S. Steiner,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter dated September 1, 2009 from Mallah Furman, as successor by merger to Berkovits.